CERTIFICATION
I, Mario Bonaccorso, certify that:
1. I have reviewed this annual report on Form 20-F/A of PartnerRe Ltd.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 16, 2018
By:    /S/ MARIO BONACCORSO
Name:    Mario Bonaccorso
Title:    Executive Vice President & Chief Financial Officer